UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

United Natural Foods, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on December 17, 2014. The Company’s stockholders voted on seven proposals at the Annual Meeting. The results of voting on the seven proposals, including final voting tabulations, are set forth below.

(1)    The stockholders elected Ann Torre Bates, Michael S. Funk, Gail A. Graham, James P. Heffernan, and Steven L. Spinner to serve as Directors until the annual meeting of stockholders to be held in 2015 and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Ann Torre Bates	43,013,303	342,344	182,956	2,822,780
Michael S. Funk	42,142,281	1,287,427	108,895	2,822,780
Gail A. Graham	41,915,359	1,485,451	137,793	2,822,780
James P. Heffernan	41,879,401	1,525,925	133,277	2,822,780
Steven L. Spinner	42,016,734	1,390,683	131,186	2,822,780

(2)    The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 1, 2015.

For	Against	Abstain	Broker Non-Votes
44,680,166	1,382,993	298,224	—

(3)    The stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-votes
42,445,137	816,252	277,214	2,822,780

(4)    The stockholders approved amendments to our Certificate of Incorporation and Bylaws to eliminate any supermajority voting requirements contained therein.

For	Against	Abstain	Broker Non-votes
43,110,341	203,797	224,465	2,822,780

(5)    The stockholders approved amendments to our Certificate of Incorporation and Bylaws to establish the right of our stockholders to call a special meeting of stockholders.

For	Against	Abstain	Broker Non-votes
43,161,004	153,053	224,546	2,822,780

(6)    The stockholders did not approve a stockholder proposal regarding limitations on accelerated vesting of equity awards upon a change in control.

For	Against	Abstain	Broker Non-votes
13,506,986	29,768,291	263,326	2,822,780

(7)    The stockholders did not approve a stockholder proposal regarding internal pay equity ratios and a cap on executive compensation.

For	Against	Abstain	Broker Non-votes
1,651,555	41,154,546	732,502	2,822,780

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ JOSEPH J. TRAFICANTI
Name:	Joseph J. Traficanti
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date:    December 22, 2014